                                                             Exhibit (8)(e)(iii)

                             AMENDMENT NUMBER 5 TO
                  AMENDED AND RESTATED PARTICIPATION AGREEMENT
                    AMONG VAN KAMPEN LIFE INVESTMENT TRUST,
                             VAN KAMPEN FUNDS INC.,
                       VAN KAMPEN ASSET MANAGEMENT INC.,
                  AMERICAN GENERAL LIFE INSURANCE COMPANY, AND
                    AMERICAN GENERAL SECURITIES INCORPORATED

     This Amendment No. 5 ("Amendment No. 5") executed as of the 1st day of February, 2000 to the Amended and Restated Participation Agreement dated as of January 24, 1997, as amended (the "Agreement"), among Van Kampen Life Investment Trust (the "Fund"), Van Kampen Funds Inc., Van Kampen Asset Management Inc., American General Life Insurance Company (the "Company"), and American General Securities Incorporated.

     WHEREAS, the parties desire to amend the Agreement to (i) add to Schedule A of the Agreement the Contracts of the Company relating to the Company's Platinum Investor Survivor VUL, Form No. 99236, The One VUL Solution, Form No. 99615, and Key Legacy Plus VUL, Form No. 99616 (collectively, the "AVUL Policies"); and
(ii) solely to the extent the Agreement relates to the VUL Policies, amend the provisions of Article III of the Agreement as described below.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Schedule A to the Agreement, a revised copy of which is attached hereto, is hereby amended to add the VUL Policies; and

      2.       Solely to the extent the Agreement relates to the VUL Policies,
               Article III of the Agreement is hereby deleted and replaced with the following:

               "ARTICLE III. Prospectuses, Reports to Shareholders and Proxy Statements; Voting

               3.1. The Fund shall provide the Company with as many printed copies of the Fund's current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company in lieu of providing printed copies the Fund shall provide camera-ready film or computer diskettes containing the Fund's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund is amended during the year) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document or separately. The Company may elect to print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.

               3.2(a). Except as otherwise provided in this Section 3.2., all expenses of preparing, setting in type and printing and distributing Fund prospectuses and statements of additional information shall be the expense of the Company. For prospectuses and statements of additional information and statements of additional information shall be the expense of the Company. For prospectuses and statements of additional information provided by the Company to its existing owners of Contracts in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of setting in type, printing and distributing shall be borne by the Fund. If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Fund's prospectus and/or statement of additional information, the Fund shall bear the cost of typesetting to provide the Fund's prospectus and/or statement of additional information to the Company in the format in which the Fund is accustomed to formatting prospectuses and statements of additional information, respectively, and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses and/or statements of additional information. In such event, the Fund will reimburse the Company in an amount equal to the product of x and y where x is the number of such prospectuses distributed to owners of the Contracts, and y is the Fund's per unit cost of printing the Fund's prospectuses. The same procedures shall be followed with respect to the Fund's statement of additional information. The Fund shall not pay any costs of typesetting, printing and distributing the Fund's prospectus and/or statement of additional information to prospective Contract owners.

               3.2(b). The Fund, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and statements of additional information, which are covered in Section 3.2(a) above) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners. The Fund shall not pay any costs of distributing such proxy-related material, reports to shareholders, and other communications to prospective Contract owners.

               3.2(c). The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the cost of typesetting, printing or distributing any of the foregoing documents other than those actually distributed to existing Contract owners.

               3.2(d). The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing.

               3.2(e). All expenses, including expenses to be borne by the Fund pursuant to Section 3.2 hereof, incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares.

               3.3. The Fund's statement of additional information shall be obtainable from the Fund, the Underwriter, the Company or such other person as the Fund may designate.

               3.4. If and to the extent required by law the Company shall distribute all proxy material furnished by the Fund to Contract Owners to whom voting privileges are required to be extended and shall:

                    (i) solicit voting instructions from Contract owners;

                    (ii) vote the Fund shares in accordance with instructions
               received from Contract owners; and

                    (iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received,

                    so long as and to the extent that the Securities and
               Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Fund and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxy and voting instruction solicitations, as set forth in Schedule C attached hereto and incorporated herein by reference. Participating Insurance Companies shall be responsible for ensuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule C, which standards will also be provided to the other Participating Insurance Companies.

               3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the Securities and Exchange Commission may interpret Section 16 not to require such meetings) or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto."

     4. Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the parties hereto execute this Amendment No. 5 as of the date first written above.


AMERICAN GENERAL LIFE INSURANCE
  COMPANY
on behalf of itself and each of its Accounts named in Schedule A to the Agreement, as amended from time to time


By: _______________________________



AMERICAN GENERAL SECURITIES INCORPORATED


By: _______________________________


VAN KAMPEN LIFE INVESTMENT TRUST


By: _______________________________


VAN KAMPEN FUNDS INC.


By: _______________________________


VAN KAMPEN ASSET MANAGEMENT INC.


By: _______________________________

                                   SCHEDULE A

                        SEPARATE ACCOUNTS AND CONTRACTS

Name of Separate Account and              Form Numbers and Names of Contracts
Date Established by Board of Directors    Funded by Separate Account
--------------------------------------    ---------------------------------

American General Life Insurance           Contract Form Nos.:
Company Separate Account D                -------------------
Established: November 19, 1973            95020 Rev 896
                                          95021 Rev 896
                                          Name of Contract:
                                          -----------------
                                          Generations Combination Fixed and
                                          Variable Annuity Contract

                                          Contract Form Nos.:
                                          -------------------
                                          91010
                                          91011
                                          93020
                                          93021
                                          Name of Contract:
                                          -----------------
                                          Variety Plus Combination Fixed and
                                          Variable Annuity Contract

                                          Contract Form Nos.:
                                          -------------------
                                          74010
                                          74011
                                          76010
                                          76011
                                          80010
                                          80011
                                          81010
                                          81011
                                          83010
                                          83011
                                          Name of Contract:  None
                                          -----------------

                                          Contract Form Nos.:
                                          -------------------
                                          98020
                                          Name of Contract:
                                          -----------------
                                          Platinum Investor Variable Annuity
                                          Contract

                                   SCHEDULE A
                                  (CONTINUED)

Name of Separate Account and              Form Numbers and Names of Contracts
Date Established by Board of Directors    Funded by Separate Account
--------------------------------------    ---------------------------------

American General Life Insurance           Contract Form Nos.:
Company Separate Account VL-R             -------------------
Established: May 6, 1997                  97600
                                          97610
                                          Name of Contract:
                                          -----------------
                                          Platinum I and Platinum II Flexible
                                          Premium Variable Life Insurance
                                          Policies


                                          Contract Form Number:
                                          --------------------
                                          99301
                                          Name of Contract:
                                          ----------------
                                          Corporate America - Variable Life
                                          Insurance Policy

                                          Contract Form Number:
                                          ---------------------
                                          99206
                                          Name of Contract:
                                          -----------------
                                          Platinum Investor Survivor VUL

                                          Contract Form Number:
                                          ---------------------
                                          99615
                                          Name of Contract:
                                          -----------------
                                          The One VUL Solution

                                          Contract Form Number:
                                          ---------------------
                                          99616
                                          Name of Contract:
                                          -----------------
                                          Key Legacy Plus VUL

                                   SCHEDULE B

                 PARTICIPATING LIFE INVESTMENT TRUST PORTFOLIOS
                 ----------------------------------------------

                           Asset Allocation Portfolio
                               Comstock Portfolio
                           Emerging Growth Portfolio
                              Enterprise Portfolio
                          Growth and Income Portfolio
                           Domestic Income Portfolio
                              Government Portfolio
                             Money Market Portfolio
                Morgan Stanley Real Estate Securities Portfolio
                           Strategic Stock Portfolio